                                                           Exhibit No. EX-99.h.5

                           Delaware Distributors, L.P.
                               2005 Market Street
                             Philadelphia, PA 19103

October __, 2006

Delaware Group Equity Funds III
2005 Market Street
Philadelphia, PA 19103

     Re: Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally bound hereby, Delaware Distributors,  L.P. (the "Distributor") agrees that in order to improve the performance of the Delaware  American Services Fund
(the  "Fund"),  which is a series  of  Delaware  Group  Equity  Funds  III,  the
Distributor  shall  waive a portion  of the Rule 12b-1  (distribution)  fees for
Class A Shares  and Class R Shares so that such Rule 12b-1  (distribution)  fees for the Fund will not  exceed  0.25% and  0.50%,  respectively,  for the  period
November 1, 2006 through October 31, 2007.

     The Distributor  acknowledges that it shall not be entitled to collect,  on or make a claim for, waived fees at any time in the future.

                                              Delaware Distributors, L.P.

                                              By: _________________________
                                                  Name:
                                                  Title:
                                                  Date:

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Equity Funds III

By: _________________________
    Name:
    Title:
    Date: